Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

Date: July 22, 2024

Unique Diamond Investments Limited

By:	/s/ SONG, Hong Fang
Name:	SONG, Hong Fang
Title:	Director

Charming Jade Limited

By:	/s/ SONG, Hong Fang
Name:	SONG, Hong Fang
Title:	Director

ORI Healthcare Fund, L.P.

By:	/s/ SONG, Hong Fang
Name:	SONG, Hong Fang
Title:	Director

ORI Healthcare Fund II, L.P.

By:	/s/ SONG, Hong Fang
Name:	SONG, Hong Fang
Title:	Director of General Partner

ORI Capital Inc.

By:	/s/ SONG, Hong Fang
Name:	SONG, Hong Fang
Title:	Director

ORI Capital II Inc.

By:	/s/ SONG, Hong Fang
Name:	SONG, Hong Fang
Title:	Director

ORI Capital Holding Inc.

By:	/s/ SONG, Hong Fang
Name:	SONG, Hong Fang
Title:	Director

ORI Holding II Inc.

By:	/s/ SONG, Hong Fang
Name:	SONG, Hong Fang
Title:	Director

Healthcare Seed Limited

By:	/s/ SONG, Hong Fang
Name:	SONG, Hong Fang
Title:	Director

SONG, Hong Fang

By:	/s/ SONG, Hong Fang
Name:	SONG, Hong Fang